UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file Number)	Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6189
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

EXPLANATORY NOTE

Rowan Companies, Inc.  (the “Company”) is filing this Amendment No. 1 (the “Amendment”) to the Company’s Current Report on Form 8-K filed on July 1, 2010 (the “Report”) solely to include with the Report a copy of the SKDP debt agreements referenced in Item 1.01 of the Report.

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2010, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with certain shareholders of Skeie Drilling & Production ASA (“SKDP”) and obtained irrevocable commitments from two other shareholders of SKDP (collectively, the “Sellers”) for the purchase of their shares, which constituted 48.8% of the outstanding ordinary shares of SKDP.  Under the terms of the Purchase Agreement and irrevocable commitments, the Company agreed to issue 0.00574167 shares of Rowan common stock for each ordinary share of SKDP owned by the Sellers.  In July 2010, the Company purchased an additional 1.5% of SKDP shares for cash in the open market.

In August 2010, the Company issued common stock to certain shareholders of SKDP in private placements in exchange for their SKDP shares and, on August 24, 2010, commenced a tender offer for all remaining ordinary shares of SKDP on the same terms (the “Exchange Offer”).  Through the transactions contemplated by the Purchase Agreement, the private placements and the Exchange Offer, the Company acquired approximately 96% of the outstanding SKDP shares. On September 30, 2010, the Company acquired the remaining SKDP shares in cash through a compulsory acquisition pursuant to the Norwegian Public Companies Act.  The SKDP shares have since been delisted from the Norwegian OTC.  The total consideration paid for all of the SKDP shares was approximately $13 million in cash and 11,724,818 shares of Rowan common stock.

SKDP had existing debt totaling approximately $530 million (at par value), of which the Company has repurchased $141 million in the open market, including $60 million subsequent to September 30, 2010.   On September 16, 2010, the SKDP Board of Directors notified the bond trustee that, as part of a post-acquisition restructuring, SKDP intends to sell the Rowan Viking to a Rowan subsidiary organized in Gibraltar.  Under the terms of the SKDP debt agreements, this transaction triggered a mandatory prepayment event of all indebtedness secured by the rig; the mandatory prepayment event occurred on November 1, 2010.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description
10.1	Bond Agreement between SKDP 1 Ltd and Norsk Tillitsmann ASA dated May 14, 2010 relating to 12.0% Senior Secured Callable Bond Issue 2010/2017, as amended

10.2
Amended and Restated Agreement to the Loan Agreement between SKDP and Norsk Tillitsmann ASA dated July 15, 2009, relating to 11.25 % Skeie Drilling & Production ASA Callable Bond Issue due 2007/2013, guaranteed by SKDP 1 Ltd

10.3
Amended and Restated Agreement to the Loan Agreement between SKDP and Norsk Tillitsmann ASA dated July 15, 2009, relating to 11.25 % Skeie Drilling & Production ASA Callable Bond Issue due 2007/2013, guaranteed by SKDP 2 Ltd

10.4
Amended and Restated Agreement to the Loan Agreement between SKDP and Norsk Tillitsmann ASA dated July 15, 2009, relating to 11.25 % Skeie Drilling & Production ASA Callable Bond Issue due 2007/2013, guaranteed by SKDP 3 Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells,
Senior Vice President, Chief Financial Officer & Treasurer

Dated: November 5, 2010

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description
10.1	Bond Agreement between SKDP 1 Ltd and Norsk Tillitsmann ASA dated May 14, 2010 relating to 12.0% Senior Secured Callable Bond Issue 2010/2017, as amended

10.2
Amended and Restated Agreement to the Loan Agreement between SKDP and Norsk Tillitsmann ASA dated July 15, 2009, relating to 11.25 % Skeie Drilling & Production ASA Callable Bond Issue due 2007/2013, guaranteed by SKDP 1 Ltd

10.3
Amended and Restated Agreement to the Loan Agreement between SKDP and Norsk Tillitsmann ASA dated July 15, 2009, relating to 11.25 % Skeie Drilling & Production ASA Callable Bond Issue due 2007/2013, guaranteed by SKDP 2 Ltd

10.4
Amended and Restated Agreement to the Loan Agreement between SKDP and Norsk Tillitsmann ASA dated July 15, 2009, relating to 11.25 % Skeie Drilling & Production ASA Callable Bond Issue due 2007/2013, guaranteed by SKDP 3 Ltd